A Professional Accounting Corporation

Associated Offices in Principal Cities of the United States

www.pncpa.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-201880) pertaining to the Investar Holding Corporation 401(k) Plan, of our report dated June 24, 2016, with respect to the financial statements and supplemental schedule of the Plan, which appears in this Annual Report on Form 11-K of the Plan as of and for the period ended December 31, 2015.

Baton Rouge, Louisiana

June 24, 2016

8550 United Plaza Blvd., Suite 1001    •     Baton Rouge, LA 70809    •     Tel: 225.922.4600    •     Fax: 225.922.4611